Exhibit 15.3

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of Tomkins plc

We have audited the accompanying consolidated balance sheets of Tomkins plc and subsidiaries (the “Company”) as at 2 January 2010 and 3 January 2009, and the related consolidated income statements, consolidated statements of comprehensive income, consolidated cash flow statements and consolidated statements of changes in equity for each of the three years in the period ended 2 January 2010.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company as at 2 January 2010 and 3 January 2009, and the results of its operations and its cash flows for each of the three years in the period ended 2 January 2010, in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board.

We have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the Company’s internal control over financial reporting as at 2 January 2010, based on the criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report dated 26 February 2010 expressed an unqualified opinion on the effectiveness of the Company’s internal control over financial reporting.

Deloitte LLP

London, United Kingdom
26 February 2010